Exhibit 10.1
Agreement
for
Pre-Construction Services
between
Victory Renewable Fuels, LLC
and
Renewable Construction and Technology Group, LLC
WHEREAS, Victory Renewable Fuels, LLC (OWNER) has made a commitment to develop a Biodiesel Plant and is diligently pursuing full funding that will move this project forward, and
WHEREAS, Renewable Construction and Technology Group, LLC (REG) was formed to provide turn-key engineering and construction (design-build) services for biodiesel facilities, and
WHEREAS, both parties are targeting a field construction start date in the 4th Quarter 2007 and recognize that time is of the essence and to meet that projected start date certain Engineering and long lead time activities need to progress,
NOW THEREFORE, IT IS AGREED by and between OWNER and REG as follows:
1.	In recognition of REG’s expertise and technical assistance capabilities, OWNER will retain REG to complete Pre-Construction Services, including the following:
A.	Additional engineering consisting of:
•	Crown Iron Works Process and Instrumentation Diagrams (P&IDs).

•	Crown Iron Works Piping Isometric drawings (ISOs).

•	Expanded General Arrangement drawings (GARs).

•	Expanded Architectural drawings (ARCs) as required.

•	Site Civil drawings (CIVs — drawing index, final grading, drainage and site utility plans).

•	Initial engineering for structural drawings — anchor bolts down (STRs — drawing index, foundations, embeds and anchor bolts).
406 First Street
PO Box 68
Ralston, IA 51459
(712) 667-3500
Fax(712) 667-3599
www.renewable-energy-group.com

•	Initial engineering for tank drawings (TNKs).

•	Initial engineering for electrical drawings (ELEs — drawing index, legends and symbols, temporary power for construction, permanent power distribution one-lines, underground runs, grounding, and panel board details).

•	Initial engineering for mechanical drawings (MECs — drawing index, legends and symbols, underground site utilities, P&IDs, tank drawings and utility rough-ins).
B.	Assistance with additional permitting.

C.	Establish final Project Specifications, Contract Documents and Contract Pricing.

D.	Place orders for long lead time equipment and make required down payments on equipment. This will be done at the discretion of REG based on both schedule and money’s available.
2.	In consideration of REG’s agreement to provide the foregoing services, OWNER agrees to pay REG the sum of $2,500,000 within 2 weeks of breaking escrow or no later than May 31st, 2007. If OWNER proceeds with the construction of a biodiesel facility, REG agrees that the foregoing payment, as well as any previous payments to REG shall be included in the final Design-Build Agreement Contract Price.

3.	Both parties acknowledge that any down payments on equipment obligate REG to accept delivery and make final payment on this equipment. Should OWNER not be in a position to accept delivery and make final payment within 30 days of the targeted field construction start date, then REG shall take steps to place this equipment on another REG project and this Pre-Construction Services Agreement shall terminate.

4.	OWNER has the right to terminate this Pre-Construction Services Agreement at any time by giving written notice to REG.

5.	It is the intent of both OWNER and REG to proceed directly from this Pre-Construction Services Agreement to a Design-Build Agreement based on the Standard Form of Design-Build Agreement and General Conditions Between Owner and Design-Builder (AGC Document No. 415). Both parties agree to negotiate in good faith towards the execution of this Design-Build Agreement no later than 30 days before the targeted field construction start date. Should the parties, for whatever reason, be unable to execute a Design-Build Agreement within 30 days after the targeted field construction start date then this Pre-Construction Services Agreement shall terminate.
406 First Street
PO Box 68
Ralston, IA 51459
(712) 667-3500
Fax(712) 667-3599
www.renewable-energy-group.com

6.	Should this Agreement be terminated under Article 3, Article 4, or Article 5 above, then REG shall immediately take steps to stop the work and mitigate any further costs against this Agreement. Should the final actual costs to REG (plus markup of 15%) be less than the $2,500,000 payment then REG will reimburse the difference to OWNER. Should the final actual costs to REG (plus markup of 15%) be higher than the $2,500,000 payment then REG shall bear those additional costs and OWNER shall have no further obligation to REG.

7.	Any and all designs, plans, specifications, processes and other engineering or technical information or data (herein referred to as “Confidential Information”) which are delivered to OWNER in connection with this Agreement are confidential and proprietary to REG and shall at all times remain the sole and exclusive property of REG. OWNER shall not directly or indirectly be permitted, nor shall OWNER permit any other party, to use, transfer, assign, disclose, divulge or publish any such Confidential Information to any third party for any reason or purpose whatsoever without the prior written consent of REG. OWNER may disseminate Confidential Information to parties such as its employees, agents and representatives (“Consultants”) as may need to know to aid OWNER in analyzing for the purposes as set out above, but not until such Consultants are aware of these provisions with respect to confidentiality, and the need to prevent further dissemination of Confidential Information. All Confidential Information shall be returned to REG at its request.
406 First Street
PO Box 68
Ralston, IA 51459
(712) 667-3500
Fax(712) 667-3599
www.renewable-energy-group.com

This Agreement shall not be construed to convey any rights in REG’s intellectual properties, including intellectual properties included in or related to the Confidential Information. OWNER may acquire only such rights in these intellectual properties as may be conveyed under the terms of further construction agreements entered into between the parties, if any.
Entered into as of the           21ST           day of           March     , 2007.
Signed by Victory Renewable Fuels on March 31, 2007

VICTORY RENEWABLE FUELS, LLC		RENEWABLE ENERGY GROUP, LLC

By	/s/ Allen L. Blauwet	By	/s/ Brad Albin

Print Name	Allen L. Blauwet	Print Name	Brad Albin

Print Title	Pres.	Print Title	Director of Plant Sales & Construction

406 First Street
PO Box 68
Ralston, IA 51459
(712) 667-3500
Fax(712) 667-3599
www.renewable-energy-group.com